Exhibit 99.1

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2010

(With Independent Auditors’ Report Thereon)

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

Independent Auditors’ Report

The Board of Directors

CamelBak Products, LLC:

We have audited the accompanying consolidated balance sheet of CamelBak Products, LLC and subsidiaries (the Company) as of December 31, 2010, and the related consolidated statements of operations and changes in net investment by Parent, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CamelBak Products, LLC and subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

August 8, 2011

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2010

Assets

Current assets:
Cash and cash equivalents	$4,928,000
Accounts receivable – net of allowances of $541,000	21,294,000
Inventories	24,770,000
Prepaid expenses and other current assets	868,000

Total current assets	51,860,000

Property and equipment – net	7,305,000
Debt issuance costs – net	3,610,000
Goodwill	78,295,000
Intangibles assets – net	33,791,000
Other	492,000

Total assets	$175,353,000

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$9,424,000
Accrued liabilities	7,455,000
Current portion of long-term debt	6,975,000
Income taxes payable	18,000

Total current liabilities	23,872,000

Long-term debt	84,281,000
Other liabilities	1,463,000

Total liabilities	109,616,000

Members’ equity:
Common member interests (1,000 units at $0 par value)	—
Net investment by Parent	65,737,000

Total members’ equity	65,737,000

Total liabilities and members’ equity	$175,353,000

See accompanying notes to consolidated financial statements.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Statement of Operations and Changes in Net Investment by Parent

Year ended December 31, 2010

Net sales	$122,214,000
Cost of goods sold	70,224,000

Gross profit	51,990,000

Selling, general, and administrative expenses	30,646,000

Operating income	21,344,000

Interest expense	(8,770,000)
Other expense – net	(560,000)

Income before income taxes	12,014,000

Income taxes	(74,000)

Net income	11,940,000

Net investment by Parent, beginning of year	53,797,000

Net investment by Parent, end of year	$65,737,000

See accompanying notes to consolidated financial statements.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2010

Cash flows from operating activities:
Net income	$11,940,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,784,000
Paid-in-kind interest expense	361,000
Amortization and write-off of debt issuance costs	1,324,000
Changes in operating assets and liabilities:
Inventory	(1,698,000)
Accounts receivable	(7,659,000)
Prepaid expenses and other assets	1,114,000
Accounts payable	4,743,000
Accrued liabilities	3,142,000

Net cash provided by operating activities	18,051,000

Cash flows from investing activities:
Purchase of property and equipment	(3,478,000)
Earnout payment for acquisition of Southwest Motorsports	(90,000)

Net cash used in investing activities	(3,568,000)

Cash flows from financing activities:
Payments on long-term debt	(96,767,000)
Issuance of long-term debt	90,895,000
Debt issuance costs	(4,138,000)
Borrowings on bank line of credit	3,500,000
Payments on bank line of credit	(4,500,000)

Net cash used in financing activities	(11,010,000)

Net increase in cash and cash equivalents	3,473,000

Cash and cash equivalents – beginning of year	1,455,000

Cash and cash equivalents – end of year	$4,928,000

Other cash flow information:
Interest paid	$5,694,000
Income taxes paid	137,000

See accompanying notes to consolidated financial statements.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

(1)	The Company

CamelBak Products, LLC (the Company) is a Delaware limited liability company and wholly owned by CBK Holdings, LLC (CBK or Parent). The Company has 1,000 authorized common membership units with no par value and has all the voting rights but does not participate in distributions.

A majority of CBK’s membership interests are owned by Irving Place Capital (IPC), a private equity investment fund. CBK also owns Armacel Armor Corporation (Armacel), a Nevada corporation.

The Company’s principal business is the design, manufacturing, marketing, and distribution of portable hydration systems, water bottles, and tactical gloves. These products are primarily sold through retailers in the United States, Canada, and Europe and to various governmental agencies, primarily in the United States and Europe.

(2)	Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets and intangible assets; allowances for doubtful accounts and sales returns; and the valuation of deferred tax assets and inventory, goodwill, and intangibles.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term interest-bearing investments with an original maturity of three months or less.

(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly. Past-due balances over 60 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

have been exhausted and the potential for recovery is considered remote. Write-offs for 2010 approximated $251,000. The Company does not have any off-balance-sheet credit exposure related to its customers.

(e)	Inventories

Inventories are stated at the lower of cost or market. The cost of inventory is determined using the first-in first-out (FIFO) method and it includes direct material, labor costs, and manufacturing overhead. Provisions, when necessary, are made to reduce excess or obsolete inventory to its estimated net realizable value.

(f)	Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over estimated useful lives of the assets, which generally range from three to seven years. The Company recognizes gains or losses on disposals in other income. In accordance with Impairment or Disposal of Long-Lived Assets Subsections of FASB ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, the Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

(g)	Goodwill and Intangible Assets

Goodwill is the excess of the purchase price paid over the fair value of net assets acquired in business combinations. Intangible assets with a limited life are amortized over their estimated useful lives on a straight-line basis. Certain intangible assets, trademarks, and goodwill, which have indefinite lives, are not amortized in accordance with the provisions of FASB ASC Topic 350, Intangibles – Goodwill and Other, but are reviewed annually for impairment or whenever events or changes in circumstances indicate the carrying value may be impaired. When conducting the annual impairment test for goodwill and indefinite-lived intangible assets, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying amount. The estimated fair value of goodwill is computed using two approaches: the income approach, which is the present value of expected cash flows, discounted at a risk-adjusted weighted average cost of capital; and the market approach, which is based on using market multiples of companies in similar lines of business. If the fair value of the reporting unit is determined to be more than its carrying amount, no impairment is recognized. The estimated fair value of indefinite-lived intangible assets is computed using the income approach, following the relief from royalty method. If the fair value of the intangible is determined to be more than its carrying amount, no impairment is recognized.

(h)	Financing Costs

Financing costs related to the issuance of debt are deferred and amortized over the terms of the related debt using the effective interest method, or the straight-line method if the result approximates the effective interest method.

(i)	Revenue Recognition

Revenue is recognized when title to goods and risk of loss pass to the customer, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

fixed or determinable. The Company records a reserve for estimated product returns based on established return policies and historical experience. Amounts billed to customers for shipping charges are included in net sales and shipping costs incurred are included in cost of goods sold. The Company offers sales incentives to certain customers, such as purchase volume rebates, and participates in cooperative advertising programs. The majority of sales incentives are recorded as a reduction of sales. Some qualifying cooperative advertising expenses qualify under the provisions of FASB ASC Topic 605-50, Revenue Recognition, Customer Payments and Incentives (FASB Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)), and are recorded in operating expenses.

(j)	Concentrations

The Company’s three largest customers accounted for approximately 31% of net sales in 2010. Of the three largest customers, two individual customers accounted for 14% and 9% of net sales in 2010. Receivables from the three largest customers represented 16% of total accounts receivable as of December 31, 2010.

(k)	Warranty

The Company recognizes a liability for estimated future warranty claims based on historical warranty claims experience and the expected future cost of warranty service.

(l)	Advertising

The Company expenses advertising costs as incurred, including substantially all of the costs to produce advertising the first time the advertising takes place. Advertising expense recognized in 2010 was $634,000.

(m)	Research and Development Costs

Research and development costs are included in selling, general, and administrative expenses and totaled $2,197,000 for 2010.

(n)	Fair Value of Financial Instruments

For those financial assets and liabilities that are measured at fair value, the Company applies the concepts of FASB ASC Topic 820-10, Fair Value Measurements and Disclosures. This framework establishes a fair value hierarchy that prioritizes the inputs used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

The reported amounts of cash and equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt at December 31, 2010 approximates book value, based on interest rates for debt with similar terms and maturities considering current credit markets and the Company’s credit risk.

(o)	Income Taxes

No provision for federal or state income taxes is necessary for the Company since results of operations are included in the tax returns of the member. The Company’s foreign subsidiaries are subject to local income taxes and taxes attributable to a limited liability company. Provisions for such taxes have been included in the accompanying consolidated financial statements.

In accordance with FASB ASC Topic 740, Income Taxes – Overall, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(p)	Foreign Currency

The Company uses an average of the reported daily foreign currency exchange rates to translate its foreign exchange denominated revenue. The Company uses one monthly spot foreign exchange rate to translate foreign exchange denominated expenses.

(q)	Derivatives

The Company accounts for derivative instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging, which requires, among other things, that all derivatives be reported as either assets or liabilities in the consolidated balance sheets at their respective fair values. Changes in fair values are recognized in earnings. The Company’s derivative instruments comprise foreign currency exchange contracts and interest rate swap options. The fair values of the foreign currency exchange contracts are determined using quoted market rates. The fair value of the interest rate swap options is determined using internally developed methodologies that result in management’s best estimate of fair value.

(r)	Recently Issued Accounting Standards

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts, a consensus of the FASB Emerging Issues Task Force (Issue No. 10-A). ASU 2010-28 modifies Step 1 of the goodwill impairment test under ASC Topic 350 for reporting units with zero or negative carrying amounts to require an entity to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are adverse qualitative factors, including the examples provided in ASC paragraph 350-20-35-30 in determining whether an interim goodwill impairment test between annual test dates is necessary. The ASU allows an entity to use either the equity or the enterprise

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

valuation premise to determine the carrying amount of a reporting unit. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 for a nonpublic company. The Company expects that the adoption of ASU 2010-28 in 2012 will not have a material impact on its consolidated financial statements.

(3)	Inventories

Inventories at December 31, 2010 consisted of the following:

Raw materials	$3,296,000
Work in progress and subassemblies	4,850,000
Finished goods	16,624,000

Total	$24,770,000

(4)	Property and Equipment

Property and equipment at December 31, 2010 consisted of the following:

Machinery and equipment	$8,536,000
Computer equipment and software	3,110,000
Furniture and fixtures	1,678,000
Leasehold improvements	2,653,000
Construction in progress	992,000

Total property and equipment	16,969,000

Less accumulated depreciation and amortization	(9,664,000)

Property and equipment – net	$7,305,000

Depreciation expense for the year ended December 31, 2010 was $2,639,000. In 2010, leasehold improvements included $1,952,000 of tenant allowances related to the Company’s headquarters, which is amortized over the life of the lease.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

(5)	Intangible Assets and Goodwill

Intangible assets and goodwill at December 31, 2010 consisted of the following:

	Estimated useful life (years)	2010

Intangible assets:
Trademarks	Indefinite	$26,994,000
Patents	7 – 15	22,272,000
Customer-related assets	4	4,564,000
Covenants not to compete	3	761,000
Other	2 – 5	277,000

Total intangible assets		54,868,000

Less accumulated amortization		(21,077,000)

Intangible assets – net		$33,791,000

Goodwill		$78,295,000

Related amortization expense in 2010 was $2,145,000. The addition of $90,000 to goodwill in 2010 represents additional amounts paid to the seller in connection with the Southwest Motorsports (SWMS) acquisition in 2006 pursuant to the purchase agreement. Amortization expense for each of the next five years is estimated at approximately $859,000.

(6)	Long-Term Debt

Long-term debt at December 31, 2010 was as follows:

Term loan, due June 21, 2015	$91,256,000
Less current portion	(6,975,000)

Long-term portion	$84,281,000

Scheduled maturities of long-term debt at December 31, 2010 are as follows:

Year ending December 31:
2011	$6,975,000
2012	6,975,000
2013	6,975,000
2014	6,975,000
2015	63,356,000

Total	$91,256,000

Effective June 21, 2010, the Company as borrower, along with CBK as guarantor, entered into a new $110,000,000 credit agreement comprising a $95,000,000 term loan and a $15,000,000 revolving loan. The

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

Company used the proceeds of the term loan to refinance and replace the former credit agreement, pay certain other existing indebtedness, and pay related fees and expenses. The revolving loan is for ongoing working capital needs and other general corporate purposes.

The Company’s $95,000,000 term loan, maturing on June 21, 2015, bears interest at a variable rate equal to, at the Company’s option, the prime rate plus an additional margin of 4.25%, or the London InterBank Offered Rate (LIBOR) (one-, three-, or six-month at the Company’s choice) plus an additional margin of 5.25%, with a floor of 7.00% (1.75% plus the 5.25% margin).

The Company’s revolving bank line-of-credit facility expires on June 21, 2015. The line provides for maximum borrowings of $15,000,000. Borrowings bear interest at a rate equal to, at the Company’s option, the prime rate plus an additional margin of 4.25%, or the LIBOR (one-, three-, or six-month at the Company’s choice) plus an additional margin of 5.25%, with a floor of 7.00% (1.75% plus the 5.25% margin). The Company is required to pay, on a quarterly basis, a commitment fee of 0.75% per year on the unused loan commitment. No amount was outstanding as of December 31, 2010.

Borrowings are secured by substantially all of the Company’s assets. The loan agreements also include certain financial covenants, including, but not limited to, requirements to maintain certain fixed charge coverage and leverage ratios and limitations as to (i) indebtedness, liens, and guarantees; (ii) mergers, consolidations, acquisitions, and asset sales; (iii) CBK member distributions; and (iv) capital expenditures. As of December 31, 2010, the Company was in compliance with all of the financial covenants under its credit agreements.

Prior to June 21, 2010, the Company had a $100,000,000 term loan (First Lien Note) with original maturity date of August 4, 2011, bearing interest at a variable rate equal to, at the Company’s option, the prime rate plus an additional margin of 3.75% to 4.00%, or the LIBOR (one-, three-, or six-month at the Company’s choice) plus an additional margin of 4.75% to 5.00%. The loan required payment of principal and interest quarterly.

Prior to June 21, 2010, the Company also had a $37,000,000 term loan (Second Lien Term Note) with original maturity date of February 4, 2012, bearing interest at a variable rate equal to, at the Company’s option, the prime rate plus an additional margin of 6.50% to 7.50%, or LIBOR (one-, three-, or six-month at the Company’s choice) plus an additional margin of 7.50% to 8.50%, plus 2.00% of paid-in-kind interest. The note required interest-only payments quarterly, with the principal due and payable at maturity.

The Company also had a revolving bank line-of-credit facility, with original maturity date of February 2011. The line provided for maximum borrowings of $15,000,000. Borrowings bore interest at a variable rate equal to, at the Company’s option, the prime rate plus an additional margin of 3.75% to 4.00% or LIBOR (one-, three-, or six-month at the Company’s choice) plus an additional margin of 4.75% to 5.00%. The Company was required to pay, on a quarterly basis, a commitment fee of 0.50% per year on the unused loan commitment.

(7)	Leases

The Company leases facilities and office equipment under various operating leases. The lease on the Company’s manufacturing facility in Mexico was modified to extend the term to December 31, 2011.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense for 2010 was $1,904,000.

Future minimum rent payments required under all operating leases that have remaining noncancelable lease terms in excess of one year as of December 31, 2010 are as follows:

Year ending December 31:
2011	$1,695,000
2012	1,717,000
2013	1,917,000
2014	1,980,000
2015	74,000
Thereafter	—

Total minimum lease payments	$7,383,000

(8)	401(k) Savings Plan

The Company maintains a 401(k) savings plan (the Plan) for employees who are at least 21 years of age, and are eligible to participate the 1st of the month after 30 days of employment. Company contributions to the Plan are based on the amounts contributed by eligible employees up to 3% of an eligible employee’s salary. Company contributions to the Plan for 2010 were $196,000.

(9)	Derivatives

The Company utilizes two types of forward exchange contracts to manage its exposure to certain foreign currency fluctuations. Regular forward exchange contracts are utilized to hedge forecasted cash collections on existing foreign currency denominated accounts receivable. The Company enters into these forward contracts and recognizes changes in the fair value of these contracts in earnings. Participating forward exchange contracts are utilized to hedge the cash flows resulting from future sales to international customers. The Company enters into these participating forward exchange contracts and marks them to market at the balance sheet date, with any change recognized in earnings. The Company does not enter into derivatives for trading or speculative purposes.

At December 31, 2010, forward and participating forward exchange contracts, which have varying maturities, are as follows:

	Notional contract amounts
	Local currency	Equivalent US$

Euro:
Forward exchange contracts (net sale)	€2,000,000	$2,844,000

Total euro (net purchase)	€2,000,000	$2,844,000

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

The fair value of these contracts netted to $0 (gross $(26,000) and $26,000) at December 31, 2010, and is included in other current assets.

Effective September 1, 2010, the Company entered into an interest rate swap option for a notional amount of $47,500,000, with a cap rate of 4.00% and a termination date of June 21, 2013. The interest rate swap is required as per the credit agreement for the Company’s $95,000,000 term loan to limit the component of the interest cost to the Company in respect of a LIBOR loan. The fair value of the swap option is $11,000 at December 31, 2010, and is included in other assets.

(10)	Related-Party Transactions

Net investment by Parent represents initial investment made by Parent to the Company, less accumulated deficit of $34,935,000.

The Company has a management agreement with IPC, the majority holder of CBK interests. The agreement provides for semiannual payments from the Company to IPC equal to the greater of a fixed annual fee or a variable annual fee that is based upon the Company’s annual net sales, as defined in the agreement. Certain expenses are also reimbursed. Management fees under the agreement in 2010 totaled $889,000, which is included in selling, general, and administrative expenses.

The Company has a management agreement with Armacel Armor Corporation (Armacel), a subsidiary of CBK. The agreement provides for quarterly payments from Armacel to the Company equal to the greater of a fixed annual fee or a variable annual fee that is based upon the Company’s annual net sales, as defined in the agreement. Management fees under the agreement in 2010 totaled $271,000, which is included in selling, general, and administrative expenses.

Effective June 21, 2010, the Company entered into a $5,000,000 secured demand note with Armacel whereas the Company advances Armacel funds for ongoing working capital needs and other general corporate purposes. The note bears interest at a per annum rate of 8% and is payable quarterly. As of December 31, 2010, the note receivable totaled $800,000 and interest receivable totaled $15,000, which amounts are included in accounts receivable.

(11)	CEO Transaction Bonus

In 2006, the Company awarded the CEO a “transaction bonus” that would be paid by the Company in the event that the Company (or all of its assets) are sold to a third party (Transaction) or payments are made to CBK preferred member holders whether as a dividend or redemption payment or otherwise (Dividend) as described in “CBK Holdings, LLC – Amended and Restated Limited Liability Company Agreement, Dated as of March 23, 2010.” The bonus amount to be paid by the Company is based on a graded vesting period with acceleration clauses triggered by a change in control of the Company or termination of the CEO without cause. The maximum amount of the bonus the Company would be liable for is $2,630,000 and will not be accrued for until the sale of the Company or another liquidity event occurs.

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CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

(12)	Subsequent Events

On July 18, 2011, CBK signed a nonbinding Letter of Intent to sell 100% of the membership interests of the Company.

On March 7, 2011, the Company amended the loan agreement with Armacel to increase the maximum advances to $10,000,000 through September 30, 2011. After this date, the maximum returns to $5,000,000.

The Company has evaluated subsequent events from the balance sheet date through August 8, 2011, the date at which the consolidated financial statements were available to be issued, and determined there are no other items to disclose.

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